EXHIBIT 6
         to SCHEDULE 13D


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE, OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS OPTION AND THE SECURITIES ACQUIRED PURSUANT TO THE EXERCISE OF THIS OPTION ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT DATED ON OR ABOUT SEPTEMBER, 1997, AMONG EXE TECHNOLOGIES, INC. AND DAVID ALCALA (THE "STOCKHOLDERS AGREEMENT") A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.


                                OPTION AGREEMENT
                                ----------------

                  OPTION AGREEMENT (this "AGREEMENT"), dated as of September 15, 1997, among General Atlantic Partners 41, L.P., a Delaware limited partnership ("GAP LP"), GAP Coinvestment Partners, L.P., a New York limited partnership ("GAP COINVESTMENT" and, together with GAP LP, the "OPTIONORS"), and David Alcala (the "OPTION Holder").

         1.       GRANT OF OPTION.

                  1.1 GRANT OF OPTION; EXERCISE PRICE. Subject to the terms and conditions set forth herein, the Optionors grant to the Option Holder an irrevocable option (the "OPTION") to purchase from the Optionors up to an aggregate of 68,603 shares of Series B Convertible Preferred Stock, par value $.01 per share (the "OPTION SHARES"), of the Company, represented by the stock certificates listed on
Schedule 1 hereto (the "STOCK CERTIFICATES"), at an exercise price of $2.1865 per share (the "EXERCISE PRICE"). The number of Option Shares and the Exercise Price shall be subject to adjustment as provided in Section 2.

                  1.2 DURATION OF OPTION. The Option may be exercised in whole or in part, at any time or from time to time, on or prior to September 11, 2007 (the "TERMINATION DATE").

                  1.3 EXERCISE. Upon exercise of the Option in accordance with Section 1.4, the Option Shares for which the Option shall have been exercised shall be transferred to the Option Holder by each of the Optionors pro rata according to the percentages set forth opposite such Optionor's name on
Schedule 2 hereto. All rights of the Option Holder to purchase the Option Shares from the Optionors shall be deemed to be exercised pro rata in accordance with
Schedule 2.

                  1.4      Manner of Exercising Option.

                           (a)      The Option shall be exercisable by the
Option Holder in whole or in part only by surrender of a completed and fully executed option exercise notice (in the form attached hereto as Exhibit A) (the "OPTION EXERCISE NOTICE") to the Escrowholder (as defined below) with a copy to the Optionors, not less than 10 days prior to the date specified in the Option Exercise Notice for the closing of the purchase and sale of the Option Shares pursuant to such Option Exercise Notice (the "CLOSING DATE").

                           (b)      On the Closing Date, the Option Holder shall
deliver to each of the Optionors by wire transfer of immediately available funds, with notice of such payment to the Escrowholder, that portion of the aggregate Exercise Price for the number of Option Shares so purchased, against delivery by the Escrowholder to the Option Holder of a certificate or certificates representing such Option Shares, together with a duly exercised assignment or assignments in proper form to transfer such Option Shares to the Option Holder. The aggregate Exercise Price for the Option Shares shall be allocated between each of the Optionors according to the percentage set forth opposite such Optionor's name on
Schedule 2 hereto. If the Option Holder exercises the Option for a number of Option Shares less than the aggregate number of Option Shares, then the remainder of the Option Shares shall remain available for exercise at one or more later times prior to the Termination Date in accordance with this Agreement.

                  1.5 TRANSFER OF OPTION AND OPTION SHARES. The Option Holder shall not (a) sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of, whether by operation of law or otherwise (each a "TRANSFER") this Agreement, including the Option, or any right, title or interest therein or thereto or (b) Transfer the Option Shares except in accordance with Sections 1 and 2 of the Stockholders Agreement, dated on or about September, 1997, between the Company and the Option Holder (the "STOCKHOLDERS AGREEMENT"). Any such Transfer shall be conditioned on compliance with any applicable state and federal securities laws and, upon request by the Company, the Option Holder shall furnish an opinion of counsel to such effect, reasonably satisfactory to the Company and the Optionors. Any attempt to Transfer this Agreement, including the Option, any of the Option Shares or any rights thereunder in violation of this Section 1.5 shall be null and void AB INITIO and the Company shall not register any such Transfer.

         2.       ADJUSTMENT OF NUMBER OF SHARES; SUBSTITUTE SHARES.

                  2.1 CHANGES IN CAPITAL STRUCTURE. "AUXILIARY SECURITIES" means any property receivable by the Optionors as owners of any Option Shares or as owners of any Auxiliary Securities other than cash dividends, including, but not limited to, non-cash dividends, cash, securities or other property, arising from a reorganization, combination, recapitalization, stock split, liquidation, issue of securities or sale or merger of the Company or the issuer of any security which is an Auxiliary Security, or other similar change in capital structure of the Company, or as a result of any other disposition or conversion of the Option Shares or the proceeds therefrom.

                  If Auxiliary Securities are issued with respect to the Option
Shares:

                           (a)      the number and type of shares transferable
by the Optionors upon exercise of the Option by the Option Holder shall be equitably adjusted (but only to the extent such adjustment is made with respect tgo the shares underlying the Option); any Auxiliary Securities shall become a part of the Option Shares to which they relate, and upon the exercise of the Option shall be transferred to the Option Holder without extra cost; and

                           (b)      the cash, certificates or other instruments
evidencing title to such Auxiliary Securities, together with appropriate instruments of transfer shall be delivered to the Escrowholder to be held in Escrow pursuant to Section 3 herein. Notwithstanding anything in this Agreement, the Optionors shall have the right to convert all or any part of Option Shares into shares of Class A Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK") at any time and from time to time, subject only to the terms and conditions of the Certificate of Incorporation of the

Company, including the Certificate of Designations with respect to the Option Shares, and applicable law. In the event of any such conversion, the Common Stock exchanged for the converted Option Shares shall be deemed Auxiliary Securities hereunder and treated as Option Shares in accordance with clause (a) above.

                  2.2      CHANGES IN THE EXERCISE PRICE. Nothing in this
Section 2 or elsewhere in this Agreement shall have the effect of altering the aggregate Exercise Price; PROVIDED, HOWEVER, that the Exercise Price shall be appropriately adjusted in respect of the stock split, combination, stock dividend, recapitalization, conversion, exchange or other event contemplated by
Section 2.1

         3.       ESCROW.

                  3.1 CREATION OF ESCROW. To ensure the Optionors' general ability to perform their obligations under this Agreement, the Optionors will, concurrently with the delivery of this Agreement, deliver to the Escrowholder the Stock Certificates together with a stock power (the "STOCK POWER") duly executed in blank, in the form attached hereto as Exhibit B, such documents to be held in escrow (the "ESCROW") by the Escrowholder pursuant to the terms of this Section 3.

                  3.2 DUTIES UPON EXERCISE OF OPTION. If, on or prior to the Termination Date, the Escrowholder is given an Option Exercise Notice, the Escrowholder shall on the Closing Date (i) date the Stock Power necessary for the transfer in question, (ii) fill in the number of Option Shares purchased by the Optionors to the Option Holder and (iii) deliver to the Option Holder the Stock Power, together with a certificate or certificates representing the number of Option Shares and Auxiliary Securities, if any, purchased against delivery to the Optionors of the aggregate Exercise Price for such

Option Shares so transferred; PROVIDED, however, that the Escrowholder's duties hereunder are subject to the cooperation of the Optionors, and the Company's transfer agent or counsel with respect to furnishing to the Escrowholder all necessary stock certificates, legal opinions, if necessary, and other related instruments as appropriate.

                  3.3 TERM OF ESCROW. The Escrow shall continue until the earlier of (i) fifteen (15) days following the Termination Date, provided that if the Option has been duly exercised prior to the Termination Dates, the Escrow shall continue until the transfer of the Option Shares so exercised has been completed on the Closing Date and (ii) such date as the Option Holder and the Optionors have certified to the Escrowholder that the Option has expired or has been exercised in full.

                  3.4 ATTORNEY-IN-FACT; ADDITIONAL STOCK ASSIGNMENTS. The Optionors hereby constitute and appoint the Escrowholder as the Optionors' attorney-in-fact and agent for the term of this Escrow to execute, with respect to such securities or other property as are deposited with the Escrowholder hereunder, all documents necessary or appropriate to make such securities or other property negotiable and complete any transaction herein contemplated. The Optionors shall deliver to the Escrowholder from time to time such number of Stock Powers or other documents duly executed by the Optionors as may be reasonably requested by the Escrowholder.

                  3.5 RETURN OF PROPERTY. If, at the time of termination of the Escrow pursuant to Section 3.3, the Escrowholder has in his or her possession any documents, securities, or other property belonging to the Optionors, including, without limitation, the Option Shares, Auxiliary Securities and the Stock Power specified in Section 3.1, then the Escrowholder shall deliver all of same to the Optionors and shall be discharged of all further obligations hereunder.

                  3.6 ESCROW SOLE SOURCE OF OPTION SHARES. The parties agree that the Stock Certificates, together with any other property deposited into Escrow pursuant to Section 2.2, shall constitute the sole source of recourse for satisfaction of the Option Holder's rights upon exercise of the Option.

                  3.7      Duties; Modification of Duties.

                           (a)      The Escrowholder shall carry out the
Escrowholder's duties hereunder to the best of his or her ability and the Escrowholder and/or the Company shall be liable only for gross negligence or willful misconduct. The Escrowholder's duties hereunder may be altered, amended, modified or revoked only by a written instrument signed by the Option Holder, the Optionors and the Escrowholder.

                           (b)      The Escrowholder and/or the Company shall be
obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrowholder to be genuine and to have been signed or presented by the proper party or parties. The Escrowholder shall not be personally liable and the Company shall not be liable for any act the Escrowholder may do or omit to do hereunder as Escrowholder or as attorney-in-fact for the Optionors while acting in good faith and in the exercise of the Escrowholder's own good judgment, and any act done or omitted by the Escrowholder pursuant to the advice of the Escrowholder's or the Company's own attorneys shall be conclusive evidence of such good faith.

                           (c)      The Escrowholder is hereby expressly
authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrowholder obeys or complies with any such order, judgment or decree of any court, the Escrowholder and/or the Company shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding that any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                           (d)      So long as the Escrowholder performs his or
her duties in accordance with this Section 3.7, the Optionors and the Option Holder shall indemnify and hold harmless the Escrowholder and/or the Company from and against any losses, claims, written threats thereof, damages, expenses (including reasonable attorneys' fees) incurred by the Escrowholder and/or the Company in any action by and among the Escrowholder, the Company, the Optionors and the Option Holder (or any combination thereof) or between the Escrowholder and/or the Company and a third party, in each case resulting from or arising out of the performance of his or her duties as Escrowholder pursuant to this Agreement.

                  3.8 AUTHORIZATION TO INVEST. Any cash distributions received by the Escrowholder pursuant to this Agreement and designated as Auxiliary Securities and which are to be retained in escrow by Escrowholder for more than fifteen (15) days shall be invested in an interest bearing savings account specified by the Option Holder and the interest thereon shall constitute a part of such Auxiliary Securities, as applicable.

                  3.9 STATUTE OF LIMITATIONS. The Escrowholder and/or the Company shall not be liable for the lapse of any rights because of any statute of limitations applicable with respect to this Agreement or any documents deposited with the Escrowholder.

                  3.10 LEGAL COUNSEL. The Escrowholder and/or the Company shall be entitled to employ such legal counsel and other experts as Escrowholder may reasonably deem necessary to properly advise the Escrowholder in connection with the Escrowholder's obligations and may pay such counsel reasonable compensation therefor, for which the Escrowholder shall be reimbursed by the Option Holder.

                  3.11 TERMINATION OF DUTIES; SUCCESSOR. The Escrowholder's responsibilities as the Escrowholder hereunder shall terminate if (i) the Escrowholder shall resign by 30 days written notice to the Optionors and the Option Holder, (ii) the Optionors and the Option Holder jointly agree to terminate the Escrowholder and appoint the Escrowholder's successor or (iii) the Escrowholder dies. In the event of any Escrowholder's termination as Escrowholder, by resignation, death or by otherwise becoming unable to perform his duties, the successor shall be the successor Secretary of the Company. Upon the Escrowholder's receipt of notice of any such appointment of the Escrowholder's successor, all documents, shares and other property then in the Escrowholder's possession pursuant to this Agreement shall be delivered to such successor.

                  3.12 FURTHER INSTRUMENTS. If the Escrowholder reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

                  3.13 CONFLICTING NOTICES; DISPUTES. If the Escrowholder receives a notice from the Option Holder that the Option Holder is exercising any of his rights hereunder, then the Escrowholder shall first complete all action required with respect to such notice before taking action with respect to any subsequently received notice which in any way conflicts with the prior notice. It is understood and agreed that should any dispute arise with respect to the delivery or ownership or right of possession of the Option Shares and/or the Auxiliary Securities with respect thereto, and any other property held by the Escrowholder hereunder, the Escrowholder is authorized and directed to retain in its possession, without liability to anyone, all or any part of such securities and such other property until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrowholder shall be under no duty whatsoever to institute or defend any such proceedings.

                  3.14 VOTING OF SHARES. So long as the Option Shares and/or Auxiliary Securities and any other voting securities of the Company shall be held by the Escrowholder, the Optionors shall be entitled to vote the Option Shares and/or the Auxiliary Securities in all matters presented to the stockholders of the Company and shall be entitled to exercise all other rights as a stockholder of the Company with respect to such securities.

         4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONORS.

                  4.1 OWNERSHIP OF OPTION SHARES; NO CONFLICTS. Each of the Optionors represents and warrants, severally and not jointly, as of the date hereof, and covenants, severally and not jointly, for the period beginning on the date hereof and ending on the Termination Date, that, other than as permitted in Section 6.2, (i) such Optionor has and will have the right to enter into this Agreement, to Transfer to the Option Holder all or any part of such Optionor's Option Shares and Auxiliary Securities free and clear of any lien, claim, encumbrance or restriction of any type or nature whatsoever (other than restrictions on resale that may arise under applicable federal and state securities laws); (ii) such Optionor's Option Shares and Auxiliary Securities are not and will not be subject to any right of first refusal, right of repurchase or any similar right granted to, or retained by, the Company, any stockholder of the Company or any other person; and (iii) there is no provision of any existing agreement, and each of the Optionors will not enter into an agreement, by which such Optionor is or would be bound (or to which such Optionor is or would become subject) that conflicts or would conflict with this Agreement or the performance of such Optionor's obligations under this Agreement, other than any such conflicts that have been waived.

                  4.2 FURTHER ASSURANCES. Upon the reasonable request of the Escrowholder or the Option Holder, each of the Optionors will prepare, execute and deliver any further instruments and do any further acts that may be necessary to carry out more effectively the purpose of this Agreement.

         5.       REPRESENTATIONS AND COVENANTS OF THE OPTION HOLDER.

                  5.1 INVESTMENT REPRESENTATIONS. If the Company's counsel reasonably deems it necessary, the purchase of the Option Shares and the Auxiliary Securities, if any, upon exercise of the Option may be conditioned upon the Option Holder representing to the Company as follows:

                           (a)      The Option Shares and the Auxiliary
Securities, if any, are being acquired (i) for the Option Holder's own account, not for the account of any other person and (ii) for investment purposes and not with a view to distribution or resale except in compliance with applicable federal and state laws;

                           (b)      The Option Holder is capable of evaluating
the merits and risks of his investment in the Option Shares and the Auxiliary Securities, if any, and his economic circumstances are such that he is able to bear the risks of such investment for an indefinite period of time, including the risk of a complete loss of such investment;

                           (c)      The Option Holder understands and
acknowledges that an investment in the Company is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part;

                           (d)      The Option Holder understands and
acknowledges that he must bear the economic risk of investment for an indefinite period of time because the Option Shares and the Auxiliary Securities, if any, have not been registered under the Securities Act of 1933, as amended (the "ACT"), and the Option Shares and the Auxiliary Securities, if any, cannot be transferred by the Option Holder except pursuant to an effective registration statement under the Act and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of the Act and such laws or pursuant to a written opinion of counsel for the Company that such registration is not required; and

                           (e)      Such other representations and warranties as
are required in the opinion of the Company's counsel to comply with applicable state and federal securities laws.

         6.       MISCELLANEOUS.

                  6.1 AMENDMENT. Except as provided in Section 3.7, this Agreement may only be amended by a writing signed by the Optionors and the Option Holder.

                  6.2 TRANSFER. Other than to an affiliate (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, such affiliate a "PERMITTED TRANSFEREE"), the Optionors may not transfer this Agreement, or any right, title, or interest therein or thereto, or any of the Option Shares or the Auxiliary Securities prior to the earlier of the exercise in full of the Option and the Termination Date. Transfers by the Optionors to Permitted Transferees shall be permitted upon such Permitted Transferee's written consent to the terms and conditions herein to the same extent as if they were parties hereto.

                  Other than in accordance with this Section 6.2, any attempt to Transfer this Agreement, any interest therein, any of the Option Shares, or the Auxiliary Securities and any levy of execution, attachment, or similar process on such securities or property shall be null and void AB INITIO. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the successors and assigns of the Optionors.

                  6.3 ENTIRE AGREEMENT; CONTROLLING DOCUMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence and understandings between the parties with respect to the subject matter hereof, whether oral or in writing.

                  6.4 NOTICES. All notices and other communications under this Agreement shall be in writing, shall be effective when received, and shall in any event be deemed to have been received on the date of delivery if delivered personally or by telecopier; on the second business day after the business day of deposit with the U.S.

Postal Service for delivery by first class mail, registered or certified, postage prepaid; or on the first business day after the business day of deposit with a courier for overnight delivery, freight prepaid; in each such case, addressed as follows (until any such address is changed by notice duly given):

                           (a)      to the Optionors:

                                    General Atlantic Partners 41, L.P.
                                    GAP Coinvestment Partners, L.P.
                                    c/o General Atlantic Service Corporation
                                    3 Pickwick Plaza
                                    Greenwich, Connecticut 06830
                                    Telecopy:  (203) 622-8818
                                    Attention:  Stephen P. Reynolds

                           (b)      to the Option Holder:

                                    c/o EXE Technologies, Inc.
                                    12740 Hillcrest Road
                                    Dallas, Texas  75230
                                    Attention:  David Alcala

                           (c)      to the Escrowholder:

                                    EXE Technologies, Inc.
                                    12740 Hillcrest Road
                                    Dallas, Texas  75230
                                    Attention:  Secretary

                  6.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6.6 SEVERABILITY. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remainder shall be valid and enforceable to the maximum extent possible.

                  6.7 HEADINGS. The section headings used in this Agreement are intended principally for convenience and shall not by themselves determine the rights and obligations of the parties to this Agreement.

                  6.8 DELAY AND WAIVER. No delay on the part of any party in exercising any right under this Agreement shall operate as a waiver of such right. The waiver by any party of any other term or condition of this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

                  6.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

                                   GENERAL ATLANTIC PARTNERS 41, L.P.

                                   By:  General Atlantic Partners, LLC,
                                        Its general partner


                                   By:  /s/ David C. Hodgson
                                        ---------------------------------------
                                        Name:   David C. Hodgson
                                        Title:  A Managing Member


                                   GAP COINVESTMENT PARTNERS, L.P.


                                   By:  /s/ David C. Hodgson
                                        ---------------------------------------
                                        Name:   David C. Hodgson
                                        Title:  A General Partner


                                   By:  /s/ David Alcala
                                        ---------------------------------------
                                        Name:   David Alcala


                                   Adam Belsky in his capacity as Secretary of the Company, "Escrowholder," hereby acknowledges receipt of the subject matter of the escrow as described in the foregoing Agreement and hereby accepts as Escrowholder thereunder, subject to the terms and conditions therein.

                                   Dated this 15th day of September, 1997

                                   ---------------------------------------------
                                   Name:  Adam Belsky

                                   SCHEDULE 1
                                   ----------


THE OPTIONORS              NUMBER OF SHARES             STOCK CERTIFICATE
-------------              ----------------             -----------------

GAP LP                          57,760                         PB3

GAP Coinvestment                10,843                         PB4

                                   SCHEDULE 2
                                   ----------


THE OPTIONORS                           PERCENTAGE
-------------                           ----------

GAP LP                                  84.195%

GAP Coinvestment                        15.805%

                                    EXHIBIT A
                                    ---------


                             Option Exercise Notice

         [Date]



EXE Technologies, Inc.
12740 Hillcrest Road
Dallas, Texas  75230
Attn:  Company Secretary

                  1. EXERCISE OF OPTION. Effective as of the above date, the undersigned hereby exercises its option to purchase ___________ shares of Series B Convertible Preferred Stock, par value $0.01 per share, of EXE Technologies, Inc., a Delaware corporation ("EXE") pursuant to the Option Agreement, dated September __, 1997, among General Atlantic Partners 41, L.P., a Delaware limited partnership and GAP Coinvestment Partners, L.P., a New York limited partnership (collectively, the "OPTIONORS") and David Alcala (the "OPTION HOLDER") (the "AGREEMENT"). The exercise price per share is $____________ for an aggregate purchase price of $__________.

                  2. DELIVERY OF PAYMENT. The undersigned has wire transferred the above aggregate purchase price to the Optionors and attached is a confirmation of such transfer.

                  3. DELIVERY OF CERTIFICATES. You are instructed to deliver the Certificates to the undersigned as required by the Agreement.


Submitted by:                           Accepted by:




Name:   David Alcala                    Name:
        ---------------------                   ------------------------
Title:                                  Title:  ESCROWHOLDER
      -----------------------                   ------------------------

                                    EXHIBIT B
                                    ---------

STOCK POWER


                  FOR VALUE RECEIVED and pursuant to the Option Agreement, dated September __, 1997 (the "OPTION AGREEMENT"), between the undersigned assignor and David Alcala, the undersigned hereby sells, assigns and transfers unto __________________ (________) shares, par value $0.01 per share, of Series B
Convertible Preferred Stock of EXE Technologies, Inc., a Delaware corporation, standing in the undersigned's name on the books of said corporation represented by certificate number _____ delivered herewith, and does hereby irrevocably constitute and appoint ___________ as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.


Dated: _______________, 19__

                                        [Optionor]___________________


                                        By:__________________________
                                                (Signature)


                                           ___________________________
                                                (Type or Print Name)


                                        Its      ________________________


This Stock Power was executed in conjunction with the terms of the Option Agreement, and may be utilized only in connection with the terms of such agreement.



INSTRUCTION: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE.